SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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MONOLITHIC POWER SYSTEMS, INC.

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MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 24, 2007

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 24, 2007, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 6409 Guadalupe Mines Road, San Jose, CA 95120, for the following purposes:

1.	To elect two Class III directors to serve for three years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote on the matters listed in this Notice.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, as instructed on the proxy card. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

/s/ ADRIANA CHIOCCHI
Adriana Chiocchi Corporate Secretary

San Jose, California

April 17, 2007

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT

FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING

SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 24, 2007 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s corporate headquarters, located at 6409 Guadalupe Mines Road, San Jose, CA 95120. The telephone number at that location is (408) 826-0600.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about April 27, 2007 to all stockholders of record at the close of business on March 30, 2007 (the “Record Date”).

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 31,330,801 shares of the Company’s Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Share Ownership by Principal Stockholders and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s 2008 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and must be received by the Company no later than December 26, 2007 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Requirements for stockholder proposals to be brought before an annual meeting. If a stockholder wishes to present a proposal at the Company’s 2008 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws (the “Notice Period”). Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 or more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. As a result, the Notice Period for the Company’s 2008 annual meeting will begin on December 26, 2007 and end on January 25, 2008. However, in the event the date of the 2008 annual meeting will be changed by more than 30 days, notice by the stockholder to be timely must be so received not later than the close of business on the later of (1) 90 calendar days in advance of such annual meeting or (2) 10 calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8 of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Voting

Voting prior to the Annual Meeting. Most stockholders have three options for submitting their votes prior to the Annual Meeting: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy. Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Quorum; Required Vote; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. If the shares present at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

A plurality of the votes duly cast is required for the election of directors.

The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors; Nominees

The Company’s Board of Directors (the “Board”) currently consists of six persons. Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board will be elected each year for three-year terms.

Two Class III directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Board’s nominees, Herbert Chang and Michael R. Hsing. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class III director will continue for three years or until his successor has been duly elected and qualified. If re-elected, Mr. Chang’s and Mr. Hsing’s term will expire at the 2010 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	47	1997	President, Chief Executive Officer and Director/Nominee
James C. Moyer	64	1998	Chief Design Engineer and Director
Herbert Chang(1)(3)	45	1999	Director/Nominee
Alan Earhart(2)	63	2004	Director
Umesh Padval(1)(2)(3)	49	2003	Director
Victor K. Lee(1)(2)(3)	50	2006	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

Nominees for Class III Directors for a Term Expiring in 2010.

Herbert Chang has served on our Board of Directors since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, the Chief Executive Officer of C Squared Management Corporation since April 2004, and a Managing Member of Forefront Associates, LLC since February 1998. Each of these companies serves as either the management company or general partner of privately held venture funds that focus on investing in early-stage companies in the semiconductor, telecommunications and networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., and a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Michael R. Hsing has served on our Board of Directors and has served as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. Before founding our Company, Mr. Hsing held senior technical positions at companies such as Supertex, Inc. and Micrel, Inc. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

Incumbent Class I Directors Whose Term Expires in 2008

Victor K. Lee has served on our Board of Directors since September 2006. Mr. Lee currently serves as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet portal network company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

Umesh Padval has served on our Board of Directors since April 2003. Mr. Padval is currently Executive Vice President of the Consumer Products Group at LSI Logic Corporation, a producer of communications, consumer, and storage semiconductors. Prior to that, Mr. Padval served as Senior Vice President of the Broadband Entertainment Division at LSI from June 2001 to August 2004. Before that, Mr. Padval served as the President of C-Cube Microsystems’ Semiconductor Division from October 1998 to May 2000 and served as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Bombay, and a Masters in Engineering from Stanford University.

Incumbent Class II Directors Whose Term Expires in 2009

Alan Earhart has served on our Board of Directors since September 2004. Mr. Earhart is currently an independent consultant and has been a retired partner of PricewaterhouseCoopers LLP since 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand LLP and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently the position of Managing Partner for PricewaterhouseCoopers’ Silicon Valley office. Mr. Earhart also serves on the boards of directors and audit committees of Foundry Networks, Network Appliance and Quantum Corporation, serving as chairman of the audit committee for Foundry Networks and Quantum Corporation. Mr. Earhart holds a B.S. in accounting from the University of Oregon.

James C. Moyer has served on our Board of Directors since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held a senior technical position at Micrel, Inc. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Inc., National Semiconductor Corporation, and Texas Instruments Inc. Mr. Moyer holds a B.A.E.E. from Rice University.

There is no family relationship among any of our executive officers, directors and nominees.

Director Independence

The Board has determined that each of Herbert Chang, Alan Earhart, Victor K. Lee and Umesh Padval are “independent” under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Board Meetings and Committees

The Board held a total of 10 meetings during 2006. During 2006, except for Mr. Padval, each director attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the 1934 Act and currently consists of three members: Alan Earhart, Victor K. Lee and Umesh Padval. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Alan Earhart, the chairman of the Audit Committee, is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held 12 meetings during 2006. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Herbert Chang, Victor K. Lee and Umesh Padval. Mr. Lee is the chairman of the Compensation Committee. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held nine (9) meetings during 2006. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Nominating Committee. The Board has designated a Nominating Committee consisting of three members: Herbert Chang, Victor Lee and Umesh Padval. Mr. Padval is the chairman of the Nominating Committee. This committee is responsible for the development of general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating Committee held three (3) meetings in 2006. The Nominating Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain, and to approve the fees of, third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. After completing its review and evaluation of director candidates, the Nominating Committee recommends to the full Board of Directors the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

In 2006, we received a recommendation for a director candidate from a stockholder of more than 5% of our outstanding shares, which was considered by the Nominating Committee in the nominating process.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members. You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend our annual meetings of stockholders. Three of our directors attended our 2006 Annual Meeting of Stockholders.

Code of Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. The Company will disclose on its website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Compensation

Prior to 2006, our directors were primarily employees or affiliated with our venture capital investors, and following common industry practices, did not receive any cash compensation, with the exception of the Audit Committee Chairman. In 2006, with the addition of new independent directors, the Company surveyed cash compensation practices of similar sized companies and reviewed external data from Presidio Pay Advisors. This survey included semiconductor companies, of which we selected those companies with annual revenues between $150 million to $300 million. Based on the survey, the executive management recommended a new compensation plan for its directors, which was adopted by the Board of Directors in May 2006 and further revised by the Board in February 2007.

The change to director compensation was made as part of the Company’s transition from a private company to a public company in its compensation practices. The new plan provides a common base fee for each independent director, as well as additional fees for service on the various committees and supplemental fees for the role of committee chairman, as is common industry practice.

Each year, on the date of our annual meeting, we grant each non-employee director who has been on the Board for at least six months, an option to purchase 15,000 shares of common stock, which option fully vests on the anniversary of the date of grant and is otherwise governed by the terms of our 2004 Equity Incentive Plan. Additionally, we grant each new non-employee director an option to purchase 30,000 shares of common stock when joining our Board, which option vests over a term of two years and is otherwise governed by the terms of our 2004 Equity Incentive Plan.

In 2006, Mr. Earhart received an annual cash retainer of $40,000 for his services on the Board and as Chairman of the Audit Committee. In May 2006, the Board of Directors approved an annual retainer of $15,000 per year for those directors whose equity interest in the Company is less than 1%. Messrs. Padval and Lee, therefore, were entitled to receive such retainer, of which Mr. Padval received $7,500 and Mr. Lee received $3,750, for a prorated portion of the year for which their services were rendered. None of our other independent directors received any cash compensation for 2006.

The following table sets forth the total compensation paid by us to each of our non-employee directors for fiscal 2006. Mr. Hsing and Mr. Moyer, who are our employees, did not receive additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Herbert Chang(2)	—	76,003	76,003
Alan Earhart(3)	40,000	100,735	140,735
Jim Jones(4)	—	27,229	27,229
Victor Lee(5)	3,750	21,356	25,106
Umesh Padval(6)	7,500	86,099	93,599

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2006. As incumbent members of the Board, each of Messrs. Chang, Earhart, Jones and Padval were granted an option to purchase 15,000 shares of common stock at an exercise price of $12.16 on June 21, 2006, the date of grant. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. Each of the grants had a grant date fair market value of $92,241. The grant of options to Mr. Jones was cancelled in September 2006 due to his resignation from the Board of Directors. As a new member of the Board of Directors, Mr. Lee was granted an option to purchase 30,000 shares of common stock at an exercise price of $9.68 on September 14, 2006, the date of grant. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. The grant to Mr. Lee had a grant date fair market value of $144,546.
(2)	At December 31, 2006, the aggregate number of options outstanding totaled 110,000.
(3)	At December 31, 2006, the aggregate number of options outstanding totaled 60,000.
(4)	At December 31, 2006, Mr. Jones did not have any outstanding options. Mr. Jones resigned from the Board of Directors in September 2006.
(5)	At December 31, 2006, the aggregate number of options outstanding totaled 30,000.
(6)	At December 31, 2006, the aggregate number of options outstanding totaled 116,000.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche, LLP. (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2007. Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2006 and 2005 (in thousands):

	2006	2005
Audit Fees	$1,962	$1,362
Audit related Fees	—	—
Tax Fees	32	134
All other Fees	—	—

Total	$1,995	$1,496

Audit Fees. In 2006, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports ($677,000), the audit of the Company’s internal control over financial reporting ($670,000), the restatement of the Company’s prior year filings ($202,000) and the 2005 audit and internal control over financial reporting overruns ($380,000). In 2005, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports ($398,000), for the audit of the Company’s internal control over financial reporting ($669,000) and for the restatement of the Company’s prior year filings ($295,000).

Audit fees also include services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings and advice on audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Tax Fees. This category consists of professional services for tax compliance and advice.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires the that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for fiscal 2006 and fiscal 2005 were pre-approved by Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 12, 2007 information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director (or nominee), (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120.

Name of Beneficial Owner	Number of Share Beneficially Owned	Percent of Shares Beneficially Owned(1)
Executive Officers and Directors:
Michael R. Hsing(2)	1,793,182	6%
C. Richard Neely, Jr.(3)	83,333	*
James C. Moyer(4)	1,854,916	6%
Deming Xiao(5)	331,165	1%
Maurice Sciammas(6)	515,463	2%
Adriana Chiocchi	—	—
Herbert Chang(7)(8)	4,186,953	13%
Alan Earhart(9)	35,000	*
Victor Lee	—	—
Umesh Padval(10)	101,000	*
All directors and executive officers as a group (10 persons)(11)	8,901,012	27%

Other 5% shareholders:
Shares associated with Artis Capital Management, L.P., One Market Plaza, Spear Street Tower, Suite 1700, San Francisco, CA 94105(12)(16)	4,287,973	14%
Funds affiliated with Investar Capital Inc., 375 W. Trimble Road, San Jose, CA 95131(7)(16)	4,091,953	13%
Funds affiliated with J. & W. Seligman, 100 Park Avenue, New York, NY 10017(13)(16)	3,686,300	12%
Philippe Laffont, 126 East 56th Street, New York, NY 10022(14)(16)	2,196,161	7%
Scale Venture Management I, LLC and BAVP, L.P., 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255(15)(16)	2,135,356	7%

*	Represents beneficial ownership of less than 1%.
(1)	Based on 31,252,865 shares of the Company’s common Stock outstanding on March 12, 2007. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 12, 2007 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)

Includes (i) 1,110,897 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the

Michael Hsing 2004 Trust, (iii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust, (iv) 57,144 shares held of record by Delaware Charter Guarantee Trust Company TTEE FBO Michael Hsing IRA, and (v) 359,061 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007.

(3)	Includes (i) 83,333 shares of our common stock issuable upon options exercisable within 60 days of March 12, 2007.
(4)	Includes (i) 518,504 shares held of record by Jim C. Moyer and Frances K. Moyer, husband and wife, as joint tenants, (ii) 143,000 shares held of record by First Trust Company of Onaga FBO Frances K. Moyer IRA #4100569400, (iii) 143,000 shares held of record by First Trust Company of Onaga FBO James C. Moyer IRA #4100569500, (iv) 326,094 shares held in the Moyer Family Revocable Trust, (v) 169,250 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007, and (vi) 2,500 shares subject to repurchase by us at the original purchase price in the event of termination of Mr. Moyer’s employment with us, which right lapses over time. For each of these entities, the voting and/or dispositive power is held or shared by Jim Moyer and/or Frances Moyer.
(5)	Includes (i) 227,957 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007, (ii) 86,333 held by Renhui Xiao, Mr. Xiao’s father, for which Mr. Xiao has voting and dispositive rights and (iii) 22,500 shares of restricted stock which were granted on June 15, 2005 and vest over four years, which is subject to repurchase if Mr. Xiao leaves the Company. Excludes 33,853 of our common stock issuable under options exercisable within 60 days of March 12, 2007 and 2,568 shares owned by Julia Chu, Mr. Xiao’s wife. See Certain Relationships and Related Transactions below.
(6)	Includes (i) 196,333 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007, (ii) 220,482 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (iii) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust, (iv) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust and (v) 15,000 shares of restricted stock which were granted on February 7, 2006 and vest over 2 years, which is subject to repurchase if Mr. Sciammas leaves the Company.
(7)	Includes (i) 1,974,690 shares held of record by InveStar Semiconductor Development Fund Inc., (ii) 864,489 shares held of record by InveStar Semiconductor Development Fund Inc. (II) LDC, (iii) 313,193 shares held of record by InveStar Excelsus Venture Capital Inc., (iv) 677,671 shares held of record by VCFA Growth Partners, L.P., (v) 130,955 shares held of record by Forefront Venture Partners, L.P., and (vi) 130,955 shares held of record by InveStar Dayspring Venture Capital, Inc. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.
(8)	Includes 95,000 shares of our common stock issuable upon options exercisable within 60 days of March 12, 2007.
(9)	Includes 35,000 shares of our common stock issuable upon options exercisable within 60 days of March 12, 2007.
(10)	Includes 101,000 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007.
(11)	Includes 1,266,934 shares of our common stock issuable under options exercisable within 60 days of March 12, 2007.
(12)	Represents 4,248,973 shares beneficially owned by Artis Capital Management L.P. The shares are collectively owned by Artis Capital Management, L.P., Artis Capital Management, Inc. Artis Microcap GP, LLC, Stuart L. Peterson and Artis Technology 2X Ltd.
(13)	Represents 3,686,300 shares owned by J. & W. Seligman & Co. Inc. (JWS), as investment advisor for Seligman Communications and Information Fund, Inc. (the Fund), may be deemed to be beneficially own the shares reported herein by the Fund. Accordingly, the shares reported herein by JWS include those shares separately reported herein by the Fund.

(14)	Represents 1,921,380 shares owned by Philippe Laffont. These shares are held in the name of two private investment funds. Philippe Laffont is reporting beneficial ownership as the managing member of the investment manager and general partner of these funds. Mr. Laffont disclaims beneficial ownership in the shares reported herein except to the extent of his pecuniary interest herein.
(15)	Represents 2,135,356 units beneficially owned by Scale Venture Management I, LLC and BAVP, L.P. The voting and disposition of the shares of the Company held by Scale Venture Management I, LLC and BAVP, L.P.
(16)	Represents ownership as of December 31, 2006 obtained from Form 13G filings. The ownership as of March 12, 2007 was not publicly available.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2006, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for a late Form 4 for one (1) transaction for Deming Xiao. The Form 4 was filed upon discovery that it had not been filed on time.

Certain Relationships and Related Transactions

On January 17, 2006, the Company granted to Julia Chu, employee and wife of Deming Xiao, Vice President of Operations, options to purchase 15,000 shares of common stock at an exercise price of $16.00 that vest 50% two years after the vesting commencement date and 1/48th each month thereafter. This grant was approved by the Compensation Committee, and not specifically by the Audit Committee.

The Company has a written policy on related party transactions, as defined in the Company’s Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with the Company’s Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the company—to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, long-term equity and short-term non-equity incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the company.

Determining Compensation

We determine executive compensation by examining comparative market data, reviewing industry performance and applying judgment after reviewing the performance of the company and the executive during the year against established financial metrics, individual goals, leadership qualities, operational performance, scope of business responsibilities, current compensation arrangements and long-term potential to enhance shareholder value.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. The Company does not have a specific policy regarding the split between long term compensation and short term payouts, but relies on general semiconductor industry practices as a guideline. We consider competitive market compensation paid by other competitors, including Fairchild Semiconductor, Intersil, Linear Technology, Maxim, Micrel and Semtech, and we generally strive to set the cash compensation at approximately the midpoint of peer group data from external surveys, such as the Radford Semiconductor Compensation Survey for the Silicon Valley area. The Compensation Committee sets the base salaries, performance-based bonuses and equity-based compensation, on average, such that the Company can attract and retain executive management.

When the Company was private, the Company set the base salaries and performance-based bonuses to be well below market levels, while awarding higher equity based awards. Starting in 2005, the Company has been transitioning its executive pay structure from a private company basis to a public company basis. In 2005 and 2006, the Company adjusted the base salaries of its executive team to more closely match competitive levels of similar-sized public semiconductor companies. As of the end of 2006, the Company’s short-term non-equity incentives remained below the midpoint of survey data for some executive positions and therefore, the Company increased non-equity incentive targets for certain of our executives in 2007. The specific executive positions that were compensated at less than market were the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Vice President of Sales, Vice President of Operations and Chief Legal Officer. Based on a review of the Company’s competitors’ compensation information, and having considered the tax and accounting treatment on the various compensation components, the Compensation Committee has determined that the payments and benefits are commensurate with the executive officers of our competitors and are necessary to attract and retain certain of our named executive officers. We incorporate flexibility into our compensation programs and in our assessment process to respond to and adjust for the evolving business environment.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunity and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of our stock. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them to continue their career with us on a cost-effective basis.

The Role of the Compensation Committee and CEO

The Compensation Committee of our Board has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executives. The Compensation Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO. Our CEO assists the Compensation Committee in reaching compensation decisions with respect to the named executive officers other than himself. The other named executive officers do not play a role in their own compensation determination, other than calculating achievement to discrete financial objectives, discussing individual performance objectives with the CEO and assisting with the compilation of external benchmark data for the Compensation Committee to review.

We did not engage a compensation consultant in developing the amount or form of executive officer compensation. We have, however, compensation data from reliable, well-established industry sources that we used as a benchmark in determining the compensation of our named executive officers as well as our directors.

Bonuses

Generally, we do not provide our named executive officers with discretionary bonus payouts. As a part of Ms. Chiocchi’s employment agreement dated October 2, 2006, however, Ms. Chiocchi was given a bonus for the first year, whereby the minimum paid would not be less than 20% of Ms. Chiocchi’s base salary, or $45,000.

Long-term, Equity Incentive Compensation

Long-term equity awards are designed to reward and retain our valued executives, to effectively compete for executives that can strategically position the company for future growth and financial success, and to encourage our executives to focus on achieving both short-term goals as well as long term development goals for the future. In granting options and/or restricted stock and performance units to the executive officers under the Plan, the Compensation Committee bases the size of the awards on such considerations as the value of options and restricted stock awarded to individuals in comparable positions at peer group companies, the Company’s and individual’s performance against the Company’s goals and the goals set for such individual, the number of options currently held by the executive officer and the overall percentage of shares held by executive officers. Restricted stock awards are grants in which the underlying stock is outstanding at grant, subject to repurchase by the Company based on a vesting schedule. Performance units are restricted stock units for which the stock is outstanding upon achievement of a certain performance criteria. Typically, stock option awards are granted to encourage long-term retention and performance, while restricted stock awards are designed to provide a minimum compensation level and minimize stock compensation charges. Restricted stock awards are granted in fewer quantities than stock options due to its inherent value to the employee. Performance units are granted to reward individual outstanding performance, and therefore vesting periods can vary, at the discretion of the Compensation Committee.

In 2006, we granted equity awards to purchase our common stock to our incumbent officers, based on achievement of certain performance based objectives, as follows: (1) 70,000 options to C. Richard Neely, Jr. for his guidance in completing the 2004 and 2005 restatements and strengthening the finance infrastructure to meet the needs of a public company going forward; (2) 70,000 options to Deming Xiao for his key leadership role in starting up the Chengdu test facility operations, which has already had a positive impact on our gross margins; and (3) 15,000 restricted stock awards to Maurice Sciammas for his significant role in the success of the Company in 2005, as well as 40,000 options and 25,000 performance units as recognition for his expanded role after his promotion to Vice President of Worldwide Sales and Tactical Marketing. The grants to the majority of our executives were made in October 2006 at the first meeting of the Board of Directors after which the goals of our executives were assessed.

Short-Term, Non-Equity Incentive Compensation

Short-term non-equity based performance awards in 2006 were based on our 2006 Employee Bonus Plan. This plan is designed to align the compensation of executive management to key financial drivers, provide variable pay opportunities and targeted total cash compensation that is competitive within our labor markets, increase the competitiveness of executive pay without increasing fixed costs and ensure that bonus payments are contingent upon each of our executives achieving their individual goals and objectives as well as the overall goals and objectives of the Company. Specifically, the short-term non-equity incentive plan has two major elements, corporate achievements and individual achievements.

The corporate achievement components of the short-term non-equity incentive plan are revenue targets and non-GAAP operating income targets for the relevant measurement period, which is typically six months. For purposes of this metric, non-GAAP operating income is defined as GAAP operating income less stock compensation expense and extraordinary one time charges. The individual achievement components of the bonus plan are specific goals and objectives for each executive, as agreed upon with the CEO. For the CEO, CFO, Vice President of Operations and Vice President of Sales, the total target bonus is split 50% to corporate achievements and 50% to individual goals. The reason for this split is to equally focus the key operational executives between short term results and longer term projects that are typically measured with objectives and goals. The weighting for all other executives is 25% based on corporate achievements and 75% based on the attainment of individual goals. This weighting is different from the first set of executives because the majority of these individuals are engineering or development executives who are focused on creating products and technologies that will not have any revenue or profit impact for several years. The short-term non-equity incentive plan, as implemented by the Compensation Committee, establishes a target bonus for each executive based on the market data described above. The plan has a maximum payout of 125% of target if performance significantly exceeds the financial and discretionary goals and also allows limited flexibility to increase the payout by up to 20% at the discretion of the CEO without Compensation Committee approval. Thus, the maximum payout without additional Board approval under the current structure is 145% of target. However, the total payout to all executives in the plan (which is more than the named executive officers) cannot exceed five percent of non-GAAP operating income. In 2006, the CEO exercised his 20% discretion for the second half of 2006 for all executives to partially compensate for the below market target incentives described above.

On January 19, 2007, the Compensation Committee approved the non-equity incentive plan for 2007 based on meeting certain revenue and non-GAAP financial targets and achieving certain corporate and individual goals. The maximum payout for each of our named executive officers in 2007 is as follows. Achieving the maximum bonus payout would require extraordinary performance to the criteria stated above.

Name	Maximum 2007 Performance Bonus
Michael R. Hsing	$188,500
C. Richard Neely, Jr.	$145,000
Deming Xiao	$145,000
Jim Moyer	$72,500
Maurice Sciammas	$145,000
Adriana Chiocchi	$116,000

Change-in-Control Arrangements

We have change-in-control arrangements with certain of our named executive officers pursuant to employment agreements, which provide for such executives to receive certain payments and benefits upon termination of their employment with the Company. These arrangements are discussed in “Potential Payments Upon Termination or Change-in-Control” below.

Other Compensation

The Compensation Committee does not provide compensation packages for our executives that include extravagant perquisites nor do we provide our executives with non-qualified deferred compensation plans and defined benefit plans, other than our 401(k) plan for which our Company does not make a matching contribution. The Company also offers a number of other benefits to named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the Employee Stock Purchase Program, broad-based restricted stock unit awards, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts.

Equity Incentive Grant Policies

On January 19, 2007, the Board of Directors adopted the Monolithic Power Systems Equity Award Grant Policy which is designed to comply with (i) the administrative provisions of the Company’s 2004 Equity Incentive Plan and such other plans as the Company may adopt from time to time (collectively, “the Plans”), (ii) the requirements of the Delaware General Corporation Law, (iii) the corporate governance requirements of NASDAQ, (iv) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (v) relevant sections of the Internal Revenue Code, including Sections 422 (incentive stock options), 409A (deferred compensation) and 162(m) (performance based compensation).

Plan and Corporate Authorization

Under the Company’s Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board of Directors or any committee of the Board of Directors as properly constituted under applicable laws.

The Board of Directors has delegated to the Compensation Committee of the Board of Directors the authority to serve as administrator of the Plans (including the authority to grant awards thereunder), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board of Directors retains the right to formally approve award grants as well.

In addition, the Board has delegated limited authority for grants of equity awards under the Plans to new employees and consultants only to a committee consisting of the Chief Executive Officer (the “Equity Award Committee”). Grant documentation approved by the Equity Award Committee through unanimous written consent will also be verified through a second signature.

The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

It is the Company’s policy to not time equity award grants in relation to the release of material non-public information, and it is the intent of this policy to specify the timing of effectiveness of equity awards granted hereunder in order to avoid such timing.

Grants to new hire employees and consultants (other than Executive Officers as defined below) will be made on the first Monday and third Monday of each month. Management submits the Company’s employee equity award recommendations to the Equity Award Committee and/or the Compensation Committee and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting. In the event that the Compensation Committee meets on any date other than the first Monday or third Monday of the Month, the awards approved at such meeting for new hire employees who are not Executive Officers will be granted and priced effective as of the next scheduled grant date.

New hire grants made to “Executive Officers” (defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board of Directors and any other employee determined by the Board of Directors to be an Executive Officer) may not be granted by the Equity Award Committee and will only be granted on the date of the next regularly scheduled Board Meeting subsequent to the Executive Officer’s start date and following approval of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers quarterly at a regularly scheduled Board of Directors Meeting for employees who are not Executive Officers. Grants of equity awards to Executive Officers shall be made two times per year in an open trading window by the Board of Directors or the Compensation Committee at a regularly scheduled meeting following the approval of such equity awards by the Compensation Committee.

Equity awards to non-employee members of the Board of Directors shall be made by the Board of Directors or pursuant to any automatic grant provisions in the Plans.

Prior to the adoption of a formal equity incentive grant policy, we granted equity instruments in a manner similar to the process described above.

Summary Compensation Table for the Fiscal Year Ended December 31, 2006

The following table sets forth the annual compensation for our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers in 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(8)	Total ($)
Michael R. Hsing, Chief Executive Officer, President and Director	2006	280,000		—		—		481,162		80,000	841,162

C. Richard Neely, Jr., Chief Financial Officer	2006	249,808		—		—		527,558	(4)	70,875	848,241

James C. Moyer, Chief Technology Officer and Director	2006	149,875		—		—		253,151		49,063	452,089

Deming Xiao, Vice President of Operations	2006	250,000		—		39,805		272,733	(5)	70,070	632,608

Maurice Sciammas, Vice President of Worldwide Sales and Tactical Marketing	2006	250,000		—		130,412	(3)	328,814	(6)	64,925	774,152

Adriana G. Chiocchi, Chief Legal Officer and Corporate Secretary	2006	51,923	(1)	11,250	(2)	—		41,180	(7)	3,125	107,479

(1)	Ms. Chiocchi joined us in October 2006. Ms. Chiocchi’s annual base salary is $225,000.
(2)	Pro rata amount earned in 2006 based on an employment agreement between the Company and Ms. Chiocchi dated October 2, 2006.
(3)	Stock awards consist only of restricted stock awards and performance units. Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2006. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2006, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2006. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(5)	The Non-Equity Incentive Plan Compensation amounts for Messrs. Hsing, Neely, Moyer, Xiao and Sciammas are based on the 2006 Employee Bonus Plan filed with the SEC on a Form 8-K on July 28, 2006. These amounts have been approved by the Compensation Committee of the Board of Directors and take into consideration each individual’s performance as well as the Company’s achievement of non-GAAP financial targets for the year ended December 31, 2006.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2006

The following table sets forth information regarding plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2006.

All equity awards were granted pursuant to our 2004 Equity Incentive Plan. Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
Name	Grant Date	Maximum ($)	Maximum ($)
Michael R. Hsing	7/27/2006	116,000	—	—	—	—	—

C. Richard Neely, Jr.(1)	7/27/2006	101,500	—	—	—	—	—
	10/26/2006	—	—	—	70,000	11.85	406,672

James C. Moyer	7/27/2006	72,500	—	—	—	—	—

Deming Xiao(2)	7/27/2006	101,500	—	—	—	—	—
	10/26/2006	—	—	—	70,000	11.85	406,672

Maurice Sciammas(3)	7/27/2006	101,500	—	—	—	—	—
	2/7/2006	—	—	15,000	—	0.001	271,635
	10/26/2006	—	—	—	40,000	11.85	232,384
	10/26/2006	—	296,250	—	—	—	—

Adriana G. Chiocchi(4)	10/2/2006	18,125	—	—	—	—	—
	10/26/2006	—	—	—	150,000	11.85	871,440

(1)

Grant of options based on a four year vesting schedule, 25% one year after the vesting commencement date and 1/48th each month thereafter. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. This amount represents approximately 48% of Mr. Neely’s total compensation for the year ended December 31, 2006.

(2)

Grant of options based on a four year vesting schedule, 25% one year after the vesting commencement date and 1/48th each month thereafter. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. This amount represents approximately 64% of Mr. Xiao’s total compensation for the year ended December 31, 2006.

(3)

Grant of options based on a four year vesting schedule, 25% one year after the vesting commencement date and 1/48th each month thereafter. Grant of awards based on a two year vesting schedule, 50% each year after the vesting commencement date. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. The equity incentive amount is based on the fair value of 25,000 restricted stock units, the performance of which is dependent on Mr. Sciammas’ continued employment with the Company. These amounts represent approximately 103% of Mr. Sciammas’ total compensation for the year ended December 31, 2006.

(4)

Grant of options based on a four year vesting schedule, 25% one year after the vesting commencement date and 1/48th each month thereafter. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2006 filed with the SEC on March 16, 2007. The grant of options to Ms. Chiocchi was pursuant to an employment agreement between Ms. Chiocchi and the Company, dated October 2, 2006.

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table sets forth, as to the Named Executive Officers, certain information concerning the outstanding equity awards at December 31, 2006.

	Option Awards (1)						Stock Awards (2)
Name	Stock Options Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Restricted Stock Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael R. Hsing	7/15/2002	400,000	—		1.32	7/17/2007
	9/10/2003	48,750	11,250		1.20	9/11/2013
	1/13/2004	255,208	94,792		5.00	1/13/2014
	1/26/2005	16,770	18,230		7.77	1/26/2015

C. Richard Neely, Jr.	9/6/2005	62,500	137,500		8.41	9/22/2015
	10/26/2006	—	70,000		11.85	10/26/2013

James C. Moyer	9/10/2003	—	3,750	(3)	1.20	9/11/2013
	1/13/2004	145,833	54,167		5.00	1/13/2014
	1/26/2005	5,750	6,250		7.77	1/26/2015

Deming Xiao	5/1/2001	14,000	—		0.80	6/5/2011	6/15/2005	16,875	187,481
	12/17/2001	15,000	—		0.80	1/16/2012
	10/16/2002	56,667	—		1.20	10/15/2012
	9/10/2003	65,000	15,000		1.20	9/11/2013
	1/13/2004	36,458	13,542		5.00	1/23/2014
	12/1/2004	40,000	40,000		10.91	12/7/2014
	10/26/2006	—	70,000		11.85	10/26/2013

Maurice Sciammas	7/15/2002	82,000	—		1.20	7/17/2012	10/26/2006	25,000	277,750
	9/10/2003	48,750	11,250		1.20	9/11/2013	2/17/2006	15,000	166,650
	1/26/2005	11,500	12,500		7.77	1/26/2015
	6/15/2005	37,500	62,500		9.32	6/15/2015
	10/26/2006	—	40,000		11.85	10/26/2013

Adriana G. Chiocchi	10/2/2006	—	150,000		11.85	10/26/2013

(1)	Grants of options are based on a four year vesting schedule, 25% one-year after the vesting commencement date and 1/48th each month thereafter. Grants of options on October 26, 2006 to Messrs. Neely, Xiao and Sciammas are based on a four year vesting schedule, 50% after two years from vesting commencement date and 1/48th each month thereafter.
(2)	Grants of stock awards vest as follows: The grant to Mr. Xiao vests 25% each year following the vesting commencement date. In 2006, 5,625 of the 22,500 restricted stock awards granted in 2005 were released. See “Option Exercises and Stock Vested” below. Grants to Mr. Sciammas vest 50% each year following the vesting commencement date. The market value of the shares that have not vested is based on the closing market price of the stock on the last trading day of fiscal 2006 of $11.11.
(3)	Pro rata portion subject to repurchase until September 10, 2007.

Option Exercises and Stock Vested For Fiscal Year Ended December 31, 2006

The following table sets forth, as to the Named Executive Officers, certain information concerning the options exercised and stock vested during the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Deming Xiao	10,000	164,640	5,625	75,032

Equity Compensation Plan Information

The following table provides information as of December 31, 2006 about our Common Stock that may be issued upon exercise of options granted to employees, consultants or members of our Board under all existing equity compensation plans, including the 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan.

Plan Category	Number of securities issuable upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance
Equity compensation plans approved by security holders	9,439,681	$7.47	2,550,155	(1)

(1)	Includes 1,480,177 shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 1,069,978 shares of Common Stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan. The Company’s 2004 Stock Incentive Plan incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 2004 Equity Incentive Plan will increase by a number of shares equal to the least of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board of Directors. The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the least of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year or (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board of Directors. No shares remain available for future issuance, under the 1998 Stock Option Plan, which was terminated in 2004.

Potential Payments Upon Termination or Change-in-Control

Employment and Change-in-Control Arrangements

The following table sets forth, as to the Named Executive Officers, certain entitlements based on employment agreements and change in control arrangements. A change-in-control of the Company refers to a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. For all change-in-control arrangements, the named executive is entitled to their benefits if their employment is terminated without cause or if they leave for good reason within one year following a change-in-control. The company has followed general market practices for senior executives in allowing limited Change of Control arrangements for selected officers.

Name	Agreement and Date	Change in Control	Termination Without Cause or Departure for Good Reason

Michael R. Hsing and James C. Moyer	Employment Agreement dated August 23, 2002	Base salary and benefits for a period of 12 months; acceleration of vesting of 50% of the executives’ unvested options.	Base salary and benefits for six months; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment.

C. Richard Neely, Jr.	Employment Agreement dated August 17, 2005	Base salary, target annual bonus and benefits for a period of 12 months; acceleration of vesting of 75% of the executives’ unvested options.	Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for six months following the termination of employment.
Adriana G. Chiocchi	Employment Agreement dated October 2, 2006

Deming Xiao	Change in Control Agreement dated November 14, 2004	Acceleration of vesting of 50% of the executives’ unvested options.	None
Maurice Sciammas	Change in Control Agreement dated December 2004

Estimated Payments Upon Termination or Change-in-Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a stock price of $11.11 per share, the closing price on December 29, 2006. The amounts shown also assume that the termination was effective December 31, 2006, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts paid can only be determined at the time of the termination of the executive’s employment.

	Change of Control				Termination without Cause or Departure for Good Reason
Name	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation
Michael R. Hsing	450,000	375,777	11,318	837,095	225,000	662,624	5,659	893,283
C. Richard Neely, Jr.	350,000	278,438	8,259	636,697	225,000	25,000	4,130	254,130
James C. Moyer	230,000	194,499	8,225	432,724	115,000	352,683	4,113	471,795
Deming Xiao	—	213,428	822	214,250	—	—	411	411
Maurice Sciammas	—	354,749	11,318	366,067	—	—	5,659	5,659
Adriana G. Chiocchi	305,000	—	9,391	314,391	192,500	—	4,696	197,196

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such reviews and discussions, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2007 annual meeting of stockholders.

Members of the Compensation Committee

Herbert Chang

Victor Lee

Umesh Padval

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2006 were Messrs. Chang, Lee and Padval. No Compensation Committee member was at any time during 2006, or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it had fulfilled its responsibilities under the Audit Committee Charter in 2006.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2006, including:

•	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

•

discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as currently in effect; and

•

receiving the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as current in effect, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Alan Earhart, Chairman

Victor Lee

Umesh Padval

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 17, 2007	/s/ ADRIANA CHIOCCHI
Adriana Chiocchi Corporate Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 24, 2007

The undersigned hereby appoints Adriana Chiocchi and C. Richard Neely, Jr., and each of them, with full power of substitution, to represent the undersigned, and to vote all of the shares of stock in Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6409 Guadalupe Mines Road, San Jose, California 95120, on Thursday, May 24, 2007, at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side, and as more particularly described in the Proxy Statement of the Company dated April 17, 2007, (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE NOMINEES LISTED HEREIN, AND FOR PROPOSAL 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

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THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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Election of Directors

1. To elect (2) directors to serve for the ensuing three year period and until their successors are duly elected and qualified.

MONOLITHIC POWER SYSTEMS, INC.

FOR WITHHELD

01 Herbert Chang

02 Michael R. Hsing

To withhold authority to vote, mark “For all Except” and write the nominee’s number on the line below.

Vote on Company Proposals

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

FOR AGAINST ABSTAIN

Please indicate if you plan to attend this meeting YES NO

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States

Signature Signature Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

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